                                                                   EXHIBIT 10.26

                                   EXHIBIT A

THE SECURITIES OFFERED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ANY SALE OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS INSTRUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. TRANSFER OF THIS INSTRUMENT AND THE SECURITIES OFFERED HEREBY IS RESTRICTED AS PROVIDED IN SECTIONS 7, 8 AND 9 BELOW.

                             STOCK OPTION AGREEMENT

       THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of January 5, 1997 (the "Grant Date"), by MULTIPLE ZONES INTERNATIONAL, INC., a Washington corporation (the "Company"), and JOHN E. DEFEO (the "Holder").

                                R E C I T A L S

       A. The Company has agreed to enter into an Employment Agreement with Holder, dated January 5, 1997 (the "Employment Agreement"), which provides for the grant of certain stock purchase options to Holder on the terms and conditions set forth herein.

       B. The execution of this Stock Option Agreement is an inducement essential to Holder's entering into the Employment Agreement.

       NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

       1.     GRANT OF OPTION; EXERCISABILITY CONDITIONS.

              (a) Subject to the terms set forth below, the Company hereby grants to the Holder a stock option (the "Option") to acquire from the Company Six Hundred Forty-Three Thousand Four Hundred Seventy-Six (643,476) shares of the Common Stock of the Company, no par value (the "Common Stock") (which is equal to 5% of the number of shares of Common Stock outstanding on the Grant
Date), at the price of Ten Dollars and Fifty Cents ($10.50) per share (the "Option Price"). To the maximum extent permitted under applicable laws and regulations, it is intended that this Option be an "incentive stock option," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a "plan" thereunder.

              (b) The Option shall be exercisable by Holder only to the extent that both of the following conditions are satisfied: (i) the grant of the Option shall have been formally approved by the Company's shareholders; and
(ii) the shares being purchased upon exercise shall have vested in accordance with Section 2 below. The Company hereby agrees to include the approval of the Option on the formal agenda for its next annual meeting of shareholders, and to exercise its best efforts to obtain shareholder approval thereof at such meeting. Holder has received irrevocable proxies from holders of a majority of the Common Equity conveying to him the right to vote their shares in favor of a resolution to approve the granting of this Option.





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       2.     VESTING.  Subject to earlier termination under the terms and conditions set forth in this Agreement, and subject to accelerated vesting under the circumstances described in Section 2(b) below, the Option shall vest and become exercisable as follows: (i) twenty percent (20%) of the shares initially subject hereto shall vest and become exercisable on the Grant Date;
(ii) an additional twenty percent (20%) of the shares initially subject hereto shall vest and become exercisable on the second anniversary of the Grant Date;
(iii) an additional twenty percent (20%) of the shares initially subject hereto shall vest and become exercisable when the Current Market Price (as defined below) of the Company's Common Stock first equals or exceeds (x) Twenty-Five Dollars ($25.00), if such occurs during 1997, or (y) Thirty Dollars ($30.00), if such occurs after 1997; (iv) an additional twenty percent (20%) of the shares initially subject hereto shall vest and become exercisable when the Current Market Price of the Company's Common Stock first equals or exceeds Sixty-Five Dollars ($65.00); and (v) an additional twenty percent (20%) of the shares initially subject hereto shall vest and become exercisable when the Current Market Price of the Company's Common Stock first equals or exceeds One Hundred Dollars ($100.00); PROVIDED, that shares subject to vesting pursuant to clauses (iii), (iv) and (v) above shall vest in any event on December 31, 2001, irrespective of whether or not the conditions specified in any of such clauses have been met, unless this Option shall have terminated earlier pursuant to the terms and conditions set forth in this Agreement. In each instance described in clauses (i) through (v) above, the number of shares vesting shall be rounded down to the nearest whole number if such percentage is not a whole number, and fractional shares eliminated by such rounding shall be added to the last such clause to vest. If the Holder's employment arrangement with the Company terminates for any reason, including death or Disability, the Option will not vest further following such termination (it being understood that vesting may occur as a result of certain events at the time of such a termination as described in Section 2(b) below). The Board may, at any time before complete termination of the Option, elect to accelerate the time or times at which such Option may be exercised, in whole or in part.

       (a) CURRENT MARKET PRICE As used in this Agreement, the term "Current Market Price" shall mean the average, over all trading days within the three-month period ending on the day preceding the day as of which the determination is made, of the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on each such trading day, as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected in good faith by the Company's Board of Directors (the "Board"). The dollar amounts specified in clauses (iii), (iv) and (v) above shall be subject to equitable adjustment to reflect the effects of any stock dividends, stock splits, reverse splits or combinations, or other recapitalizations or reclassifications or other similar actions affecting the Company's outstanding shares of Common Stock.

       (b) ACCELERATED VESTING Irrespective of the provisions affecting vesting and exercisability of this Option as set forth in the first paragraph of this Section 2 (but still subject to the requirement of Section 1(b)(i) above), the shares subject hereto shall be subject to accelerated vesting and exercisability in the following circumstances:

              (i) Death or Disability. Upon the death or Disability of the Holder, this Option shall become fully vested and exercisable for all of the shares subject hereto.




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              (ii)  Control Purchase.  Effective upon a Control Purchase, if the Holder is in the employ of the Company at that time, this Option shall become fully vested and exercisable for all of the shares subject hereto.

              (iii) Approved Transaction. The following provisions shall apply if an Approved Transaction occurs:

                    (A) The Company shall provide the Holder with notice of the pendency of the approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof (the date on which the Approved Transaction is consummated being referred to as the "Transaction Date").

                    (B) Effective immediately prior to the Transaction Date, if at that time the Holder is in the employ of the Company, this Option shall become fully vested and exercisable for all shares subject hereto.

       Following notice of the Approved Transaction, any exercise of this Option may be contingent upon consummation of the Approved Transaction if so elected by the Holder in the notice of exercise, and shall be contingent upon such consummation with respect to any portion of this Option that will only become vested and exercisable immediately prior to such consummation.

                    (C) Upon consummation of the Approved Transaction, this Option shall terminate.

                    (D) Section 2(b)(iii)(B) and Section 2(b)(iii)(C) shall not apply if the Board determines, in its sole discretion, that the Company or another party to the Approved Transaction has made equitable and appropriate provision for continuation of this Option, or for replacement of this Option with a new award on terms which are, as nearly as practicable, the financial equivalent of this Option (taking into account the consideration that holders of Common Stock will receive in the Approved Transaction). An equitable and appropriate replacement of this Option shall include, but not be limited to, the making of a cash payment to the Holder, in cancellation of this Option, of such amount as the Board determines, in its sole discretion, represents the value that this Option would then have if it were fully vested and exercisable and free of restrictions.

              (iv) Termination After Certain Approved Transactions. If, in connection with an Approved Transaction in which the Company or another party to the Approved Transaction makes equitable and appropriate provision, in the manner contemplated by Section 2(b)(iii)(D), for continuation of this Option, or for replacement of this Option with one or more new options (each Option so continued or replaced being refereed to as a "Continuing Option"), then, if the Company terminates the employment of the Holder of a Continuing Option without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his employment with the Company for Good Reason during such period, then (A) all Continuing Options held by the Holder shall become fully vested and exercisable for all of the shares subject thereto; (B) all restrictions under this Agreement with respect to Common Stock issued pursuant to the exercise of any such Continuing Option (other than restrictions on transfer under federal and applicable state securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of the Company and restrictions on certificates for the Common Stock (other than restrictions on certificates designed to promote compliance with federal and applicable state securities laws), shall automatically terminate; and (C) each such Continuing Option shall remain exercisable until a period of eighteen (18) months has





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
       elapsed following the Transaction Date or until the date on which the Continuing Option would have expired if the employment of the Holder had not terminated, whichever occurs first. For purposes of this Section 2(b)(iv), the term "Company" shall include another party to the Approved Transaction.

              (v) Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                    (A) "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

                                        (I)  any merger, consolidation,
       statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity of the Company (or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity);

                                        (II)  any liquidation or dissolution of
       the Company; and

                                        (III)  any sale, lease, exchange or
       other transfer not in the ordinary course of business (in one transaction or a series of related transaction) of all, or substantially all, of the assets of the Company.

                    (B) "Cause" means, in connection with the Company's termination of the employment of the Holder: (I) repeated failures to carry out directions of the Board with regard to material matters reasonably consistent with the Holder's duties; (II) knowing violation of a state or federal law involving the commission of a crime against the Company or a felony; (III) misuse of alcohol or controlled substances; (IV) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company; and (V) any act or omission in willful disregard of the interests of the Company that substantially impairs the Company's goodwill, business or reputation.

                    (C) "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

                    (D) "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange
       Act) or otherwise, and thereafter is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least fifty percent (50%) of the combined Common Equity of the Company. Without limiting the generality of the preceding sentence, the Board shall have the authority to determine in its sole discretion that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the foregoing definition, if the transaction (or series of related transactions)





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
       does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.

                    (E) "Disability" refers to the circumstances described in Section 7.2 of the Employment Agreement.

                    (F) "Good Reason" means, with respect to the Holder, the occurrence in connection with an Approved Transaction, without the Holder's express written consent, of one of the following events or conditions:

                           (a) A material reduction in the level of the Holder's responsibilities for the Company in comparison to the level thereof at the time of the Approved Transaction;

                           (b) The assignment to the Holder of a job title that is not of comparable prestige and status within the industry as the Holder's job title at the time of the Approved Transaction;

                           (c) The assignment to the Holder of any duties inconsistent with the Holder's position with the Company at the time of the Approved Transaction, other than pursuant to the Holder's promotion by the Company;

                           (d) A material reduction in the Holder's salary level;

                           (e) A material reduction in the overall level of employee benefits or perquisites available to the Holder at the time of the Approved Transaction, or the Holder's right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

                           (f) The Company's requiring the Holder to be based anywhere more than fifty (50) miles from the business location to which the Holder normally reported for work at the time of the Approved Transaction, other than for required travel in connection with the business of the Company not significantly greater than the Holder's business travel obligations at the time of the Approved Transaction; or

                           (g) Any of the foregoing events and conditions occurring prior to the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

       3.     TERMINATION OF THE OPTION.

              (a) Unless earlier terminated in accordance with the provisions of this Agreement, the Option will terminate on June 30, 2002.

              (b) If the employment arrangement between the Holder and the Company terminates for any reason, the Option shall automatically terminate as to any shares of Common Stock subject thereto that have not either vested previously or vested as a result of such termination of employment (the shares of Common Stock as to which the Option does not terminate being referred to as the "Subject Shares"). Following such termination, the Option will, subject to earlier termination pursuant to this Section 3, remain in effect as to the Subject Shares for a period of ninety (90) days following such termination, or, if such termination is on account of death or Disability, for a period of one
(1) year following such termination, at the end of which period, to the extent it has not been exercised, the Option will terminate. The foregoing notwithstanding, however, if the Holder's employment is terminated for Cause prior to the complete exercise of this Option, then this Option shall remain in effect as to the subject shares for a period of only five (5) days following such termination.





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       4.     ADJUSTMENTS TO THE OPTION.  If the Company subdivides its
outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Option, then the Board shall, in its sole discretion and in such manner as the Board may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares subject to this Option, and (ii) the purchase or exercise price with respect to this Option; PROVIDED, HOWEVER, that the number of shares subject to this Option shall be always a whole number. The Board may, if deemed appropriate, provide for a cash payment to the Holder in connection with any adjustment made pursuant to this Section 4.

       5. EXERCISE OF THE OPTION. In order to exercise the Option, the Holder must do the following:

              (a) deliver to the Company a written notice, in the form attached hereto, specifying the number of shares of Common Stock for which the Option is being exercised or converted;

              (b)   surrender this Agreement to the Company;

              (c) tender payment of the aggregate Option Price for the shares for which the Option is being exercised, which payment may be made (i) in cash or by check; (ii) if at the time of exercise the Common Stock is registered pursuant to Section 12 of the Exchange Act, by delivery to the Company on the exercise date of shares of Common Stock that (x) have a fair market value (based on the last sales price, or if none is reported the average of the high bid and low asked prices, for a share of Common Stock on the last trading day prior to the exercise date, as reported by the exchange, market or other source specified in Section 2(a) above) equal to the aggregate Option Price payable, and (y) have been held by the Holder for at least six (6) months prior to the date of exercise; or (iii) by such other means as the Board, in its sole discretion, shall permit at the time of exercise; PROVIDED, that as an alternative to exercising the Option in the foregoing manner, to the extent the Holder would otherwise be entitled to exercise the Option, the Holder may, without having to pay the Option Price in cash or by check, instead require the Company to convert the Option, in whole in part, at any time and from time to time prior to its termination, into that number of shares of Common Stock equal to the quotient obtained by dividing ((A-B) x C) by (A), where: (i) A equals the fair market value of one share of Common Stock (determined as specified in clause (x) of this paragraph); (ii) B equals the per share Option Price; and
(iii) C equals the number of shares of Common Stock subject to purchase upon exercise of the Option which Holder is surrendering pursuant to an executed conversion notice in the form attached hereto.

              (d) pay, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise or conversion of the Option; and

              (e) execute and deliver to the Company any other documents reasonably required from time to time by the Board in order to promote compliance with the 1933 Act, applicable state securities laws, or any other applicable law, rule or regulation.





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       6.     DELIVERY OF SHARE CERTIFICATE.  As soon as practicable after the
Option has been duly exercised, the Company will deliver to the Holder a certificate for the shares of Common Stock for which the Option was exercised. Unless the Option has expired or been exercised in full, the Company and the Holder agree to execute a new Stock Option Agreement, covering the remaining shares of Common Stock that may be acquired upon exercise of the Option, which will be identical to this Agreement except as to the number of shares of Common Stock subject thereto. In lieu of replacing this Agreement in such manner, the Company may affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

       7. NONTRANSFERABILITY. The Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Holder only by the Holder or his or her court appointed legal representative.

       8. WARRANTIES AND REPRESENTATIONS OF THE HOLDER. By executing this Agreement, the Holder accepts the Option and represents and warrants to the Company and covenants and agrees with the Company as follows:

              (a) The Holder agrees to comply with and be bound by all of the provisions of this Agreement.

              (b) The Holder recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been filed with respect to the Option or any shares of Common Stock that may be acquired upon exercise of the Option. Pursuant to Section 21.1 of the Employment Agreement, the Company has agreed to include the shares of Common Stock that may be acquired upon exercise of the Option in a SEC registration to be filed by the Company promptly (and in any event no later than ninety (90) days) after the Grant Date.

              (c) The Holder warrants and represents that the Option and any shares of Common Stock acquired upon exercise of the Option will be acquired and held by the Holder for the Holder's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time.

              (d) The Holder agrees not to sell, transfer or otherwise dispose of any shares of Common Stock that may be acquired upon exercise of the Option unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Holder delivers to the Company, at the Holder's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Holder in the manner proposed, or (iii) the Holder delivers to the Company, at the Holder's expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Holder and satisfactory to the Company, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws.

              (e) The Holder acknowledges and consents to the appearance of a restrictive legend, referring to the transfer and other restrictions imposed hereby, on each certificate representing shares of Common Stock issued upon exercise of the Option.

              (f) The Holder agrees not to sell, transfer or otherwise dispose of the Option or any shares of Common Stock acquired upon exercise of the Option, except as specifically permitted by this Agreement and any applicable securities laws.





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
       9. NO RIGHT TO EMPLOYMENT. Nothing contained in this Agreement shall confer or be construed to confer on the Holder any right to continue in the employ or service of the Company or interfere in any way with the right of the Company to terminate the Company's employment with the Holder at any time, with or without cause (subject, however, to the provisions of any written employment agreement between the Holder and the Company).

       10. RIGHTS AS SHAREHOLDER. The Holder will have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock which are to be acquired upon exercise of the Option (but with respect to which no certificates have been delivered to the Holder).

       11. TAX WITHHOLDING. The Holder agrees to pay, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local income, employment and other taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder fails to do so, then the Holder hereby authorizes the Company to deduct all or any portion of such taxes from any payment of any kind otherwise due to the Holder.

       12. FURTHER ASSURANCES. The Holder agrees to from time to time execute such additional documents as the Company may reasonably require in order to effectuate the purposes of the Plan and this Agreement.

       13. BINDING EFFECT. This Agreement shall be binding upon the Holder and his or her heirs, successors and assigns.

       14. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No modification of the Option or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

       15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Company"                                      MULTIPLE ZONES
                                               INTERNATIONAL, INC.



                                               By ____________________________
                                                  Sadrudin J. Kabani, Chairman


"Holder"
                                                ________________________________
                                                  JOHN E. DEFEO

                    FORM OF EXERCISE OR CONVERSION OF OPTION
                     (ATTACHMENT TO STOCK OPTION AGREEMENT)





To:    MULTIPLE ZONES INTERNATIONAL, INC.
       [address] _____________________________________
       _______________________________________________
       _______________________________________________


       The undersigned holds Option Number _________ (the "Option"), represented by a Stock Option Agreement dated effective as of January ___, 1997 (the "Agreement"), granted to the undersigned. The undersigned hereby exercises the Option and elects to [check one box]:

       [ ] Purchase _________________ shares (the "Shares") of Common Stock of Multiple Zones International, Inc. (the "Company"), pursuant to the Option. This notice is accompanied by full payment of the Option Price for the Shares in cash or by check or in another manner permitted by Section 5(c) of the Agreement.

       [ ] Surrender the right to purchase ___________________ shares of the Company's Common Stock upon exercise of the Option and convert the same into _______________ Shares pursuant to the proviso to
              Section 5(c) of the Agreement.

       The undersigned has also paid, or made arrangements satisfactory to the Company's Board of Directors for payment of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise or conversion of the Option.

       The undersigned warrants and represents that the undersigned is acquiring and will hold the Shares for the undersigned's own account, for investment purposes only, and not with a view towards the distribution or public offering of the Shares nor with any present intention of reselling or distributing the Shares at any particular future time. The undersigned consents to the appearance of a restrictive legend, as required by the Agreement, on the certificate for the Shares. The undersigned agrees not to sell, transfer or otherwise dispose of the Shares except as specifically permitted by the Agreement and any applicable securities laws.


       Date: ________________, 199__.



                                       _______________________________________

John E. DeFeo